                                                                     EXHIBIT 8.3


                 [LETTERHEAD OF MCGRATH, NORTH, MULLIN & KRATZ]





                                                            August 5, 1999


Supertel Hospitality, Inc.
309 North 5th Street
P.O. Box 1448
Norfolk, NE 68702-1448

Ladies and Gentlemen:

       We have acted as legal counsel to Supertel Hospitality, Inc. ("STH"), a Delaware corporation, in connection with the planned Merger between STH and Humphrey Hospitality Trust, Inc. ("HHTI"), a Virginia corporation, pursuant to the Agreement and Plan of Merger dated as of June 11, 1999 by and between STH and HHTI.

       For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Agreement and Plan of Merger, (ii) the Proxy Statement/Prospectus included in the Registration Statement on Form S-4, filed by HHTI with the Securities and Exchange Commission (the "Proxy Statement/Prospectus"), and (iii) such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied, with your permission, upon certain written statements and representations we assume will be made by STH and HHTI in the form of the attached exhibit. We have assumed that any representation or statement made in connection with such representations that is made "to the best knowledge" or similarly qualified is correct without qualification. We have neither investigated nor verified any such statements or representations. We have assumed that such statements and representations are true, correct, complete, and not breached, as of the date hereof and that no actions that are inconsistent with such statements and representations will be taken. We also have assumed that all such written representations will be true as of the Effective Time.

       In addition, we have assumed that (i) the Merger will be consummated in accordance with the Agreement and Plan of Merger and as described in the Proxy Statement/ Prospectus; (ii) the Merger will qualify as a Merger under the applicable laws of Delaware and Virginia; (iii)

STH and HHTI will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder; (iv) the Agreement and Plan of Merger and all other documents or instruments referred to therein or in the Proxy Statement/ Prospectus are valid and binding in accordance with their respective terms, (v) HHTI will continue the historic business of STH or use a significant portion of STH's historic business assets in a business, and
(vi) at the date of the Merger, after taking into account the pre-Merger dividend paid to the shareholders of STH by STH, the shareholders of STH will receive a proprietary interest in HHTI common stock of fifty percent (50%) or more of the value of all of the formerly outstanding stock of STH as of the same date. We have also assumed that when a person or entity making a representation has represented that such person or entity is not a party or does not have, or is not aware of, any plan or intention, understanding or agreement as to any particular matter, then there is in fact no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service by STH or HHTI as to the federal income tax consequences of any aspect of the Merger. The opinion expressed herein is not binding on the Internal Revenue Service or any court, and there can be no assurance that the Internal Revenue Service or a court of competent jurisdiction will agree with this opinion.

       Based solely upon and subject to the foregoing as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax law, that: (i) the Merger of STH with and into HHTI will constitute a reorganization within the meaning of Code Section 368(a) of the Internal Revenue Code; (ii) the exchange in the Merger of STH common stock for HHTI common stock will not give rise to gain or loss to the holders of STH common stock with respect to such exchange (except to the extent of any cash received); (iii) the aggregate adjusted tax basis of the shares of HHTI common stock received in the Merger by a holder of STH common stock, including any fractional interest, will be the same as the aggregate adjusted tax basis of the shares of STH common stock surrendered in the Merger; and (iv) STH and HHTI will each be a party to the reorganization within the meaning of Code Section 368(b) and accordingly, neither STH nor HHTI will recognize gain or loss as a consequence of the Merger.

       A STH shareholder who receives cash in lieu of fractional shares will be treated as having received such fractional shares pursuant to the Merger and then as having exchanged such fractional shares for cash in a transaction generally giving rise to capital gain or loss, if such fractional shares are a capital asset in the hands of the STH shareholder. The amount of any capital gain or loss attributable to such deemed exchange of fractional shares will be equal to the difference between the cash received in lieu of fractional shares and the ratable portion of the adjusted tax basis of the STH common stock surrendered that is allocated to such fractional shares of HHTI common stock. Such gain or loss for individuals and other non-corporate taxpayers who have held STH common stock, at the date of the Merger, for one year or less will be treated as short-term capital gain or loss and will be taxed at ordinary income rates. If the individuals and other non-corporate taxpayers have held STH common stock, at the date of the Merger, for more than one year, the gain or loss will be treated as long-term capital gain or loss and will be taxed generally at a statutory maximum rate of twenty percent (20%).

       Our opinion is based on the Code, applicable Treasury Regulations, published judicial authority, and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions set forth herein. We do not undertake to advise you as to any such changes or interpretations after the date hereof unless we are specifically requested to do so.

       No opinion is expressed as to any matter not specifically addressed above, including, without limitation, the tax consequences of the Merger under any foreign, state or local tax law.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the captions "Material Federal Income Tax Consequences of the Merger" and "Legal Matters" in the Registration Statement and Proxy Statement/Prospectus which is a part thereof.

       We call your attention to the fact that the opinion set forth in this letter is an expression of professional judgement and not a guarantee of result.


                                        McGrath, North, Mullin & Kratz, P.C.

                                        By: /s/ GUY LAWSON
                                           -----------------------------------

 EXHIBIT TO OPINION DATED AUGUST 5, 1999 OF MCGRATH, NORTH, MULLIN & KRATZ, P.C.

                        HUMPHREY HOSPITALITY TRUST, INC.

                              OFFICER'S CERTIFICATE

      In connection with the legal opinions to be rendered by each law firm to its client in regards to the Merger of Supertel Hospitality, Inc. (STH) with and into Humphrey Hospitality Trust, Inc. (HHTI), and recognizing that the law firms will rely on this letter in rendering such opinions, the undersigned, a duly authorized officer of HHTI and acting as such, hereby certifies as to the matters set forth below:

1. To the best knowledge of the management of HHTI, the facts relating to the Merger as described in the Agreement and Plan of Merger, and described in the Proxy Statement/ Prospectus included in the Registration Statement on Form S-4, filed by HHTI with the Securities and Exchange Commission and delivered or to be delivered to the STH shareholders, are true, correct and complete in all material respects.

2. The Merger will be consummated in compliance with the material terms of the Agreement and Plan of Merger. None of the material terms and conditions of the Agreement and Plan of Merger have been waived or modified, and HHTI has no plan or intention to waive or modify any such material term or condition.

3. In exchange for each of their shares of STH common stock, the shareholders of STH will be entitled to receive 1.30 shares of HHTI common stock. The ratio for the exchange of shares of HHTI common stock for STH common stock in the Merger was negotiated through arm's length bargaining. Accordingly, the fair market value of the HHTI common stock to be received by the STH shareholders in the Merger will be approximately equal to the fair market value of the STH common stock surrendered by such shareholders in exchange for such HHTI common stock.

4. At the date of the Merger, the shareholders of STH will receive a proprietary interest in HHTI of fifty percent (50%) or more of the value of all of the formerly outstanding stock of STH as of the same date. Shares of STH stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of HHTI will be treated as outstanding STH stock on the date of the Merger. For purposes of this representation, the following two types of transactions will be disregarded: (i) a mere disposition of STH common stock prior to the Merger, by the shareholders of STH, to persons not related to STH or to persons not related to HHTI, and (ii) a mere disposition of HHTI common stock received in the Merger, by the shareholders of STH, to persons not related to HHTI, subsequent to the Merger. Two corporations are related under the representations of this Certificate, if either (1) the two corporations are part of a chain of corporations connected through stock ownership with a common parent corporation if the common parent corporation owns at least eighty percent (80%) of the total value and voting power of the stock of at least one other corporation in the chain and a similar stock ownership pattern is held with respect to the stock of each other corporation in the chain by one or more other corporations in the chain, or (2) a purchase of stock of one corporation by another corporation would be treated as a distribution in redemption of the stock of the first corporation.

5. No party related to HHTI has any plan or intention to acquire any STH stock or HHTI stock, received by the STH shareholders in exchange for their STH stock in the Merger, with consideration other than stock in HHTI.

6. HHTI has no plan or intention to redeem the shares of HHTI stock received by the STH shareholders in the Merger, subsequent to the Merger.

7. To the best of the knowledge of HHTI's management, no party related to STH has any plan or intention to acquire stock of STH, prior to and in connection with the Merger, with consideration other than stock of either STH or HHTI.

8. To the best of the knowledge of HHTI's management, prior to the Merger, STH has no plan or intention to redeem STH stock or to make an extraordinary distribution (based on the facts and circumstances) with respect to such stock, in excess of fifty percent (50%) of the value of all the STH stock outstanding on the date of the Merger.

9. Each shareholder of STH shall be entitled to receive only cash for any fractional shares of HHTI common stock that such shareholder is otherwise entitled to receive in exchange for STH common stock.

10. The management of HHTI is not aware of any plan or intention of STH shareholders to take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Code Section 368(a) of the Internal Revenue Code.

11. To the best of the knowledge of HHTI's management, (i) the liabilities of STH assumed by HHTI and the liabilities to which the transferred assets of STH are subject were incurred by STH in the ordinary course of its business, except with respect to the liability to fund the Pre-Merger Dividend, and (ii) at the time of the Merger, the fair market value of the assets of STH will exceed the sum of its liabilities (including any liabilities to which its assets are subject). There is no intercorporate indebtedness existing between STH and HHTI that was issued, acquired, or will be settled at a discount.

12. HHTI will timely elect, pursuant to IRS Notice 88-19, to apply principles similar to those of Code Section 1374 of the Internal Revenue Code, with respect to the assets that it acquires from STH in the Merger.

13. Following the Merger, HHTI will continue the historic business of STH or use a significant portion of STH's historic business assets in a business.

14. HHTI has no plan to sell or dispose of the assets of STH, following the Merger, except under the following circumstances: (i) to one or more corporations controlled by HHTI (and successively to corporations controlled by each successive transferor), (ii) to a partnership in which HHTI has a partnership interest of at least 33 1/3%, or (iii) in the ordinary course of HHTI's business. For purposes of this representation, control means that the transferor corporation owns at least eighty percent (80%) of the voting power and eighty percent (80%) of each other class of stock in each transferee corporation.

15. The HHTI common stock issued to the shareholders of STH will be issued at closing in accordance with the Agreement and Plan of Merger and Form S-4, Registration Statement Under the Securities Act of 1933.

16. STH and HHTI will pay their respective expenses incurred in connection with the Merger, including, but not limited to the costs and expenses with respect to the negotiation of the Merger, preparation and execution of the Agreement and Plan of Merger, and all other agreements in connection therewith and consummation thereunder, except that HHTI will bear the costs associated with the filing, printing and distribution of the Proxy Statements and the Registration Statement. Neither STH or HHTI will pay any of the expenses of the STH shareholders incurred in connection with the Merger.

17. To the best of the knowledge of HHTI's management, STH is not an "investment company," which means a regulated investment company, a real estate investment trust, or a corporation, fifty percent (50%) or more of the value of whose total assets are stock and securities, and eighty percent (80%) or more of the value of whose total assets are assets held for investment. For purposes of these fifty percent (50%) and eighty percent (80%) determinations, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets and the following assets shall be excluded from consideration: cash and cash items (including receivables), government securities and any assets acquired for the purpose of avoiding this definition of investment company or for the purpose of meeting the following test: a corporation with not more than twenty-five percent (25%) of the total assets invested in the stock and securities of any one issuer and not more than fifty percent (50%) of the value of its total assets invested in the stock of five (5) or fewer issuers.

18. To the best of the knowledge of HHTI's management, STH is not under the jurisdiction of a court in a Title XI (bankruptcy) case or a receivership, foreclosure or similar proceeding in a federal or state court.

19. None of the compensation received by any shareholder-employee of STH pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his or her shares of STH common stock. None of the shares of common stock of HHTI received by any shareholder-employee of STH pursuant to the

      Merger are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any shareholder-employee of STH pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

      HHTI will promptly and timely notify you if it discovers that any aspect of the above representations ceases to be true, accurate or complete. HHTI understands that you have not undertaken to independently verify the facts providing the basis of this letter nor have you been asked to do so.

      This letter is being furnished to you solely for your benefit and for use in rendering your opinions and is not to be used, circulated, quoted or otherwise referred to for any other purpose (other than inclusion in your opinions) without the express written consent of HHTI.

      In Witness hereof, the undersigned officer of HHTI has signed this Certificate this ______ day of _____________________, 1999.


                                          ----------------------------------
                                          James I. Humphrey, Jr.
                                          President and Chief Executive
                                          Officer

                           SUPERTEL HOSPITALITY, INC.

                              OFFICER'S CERTIFICATE

      In connection with the legal opinions to be rendered by each law firm to its client in regards to the Merger of Supertel Hospitality, Inc. (STH) with and into Humphrey Hospitality Trust, Inc. (HHTI), and recognizing that the law firms will rely on this letter in rendering such opinions, the undersigned, a duly authorized officer of STH and acting as such, hereby certifies as to the matters set forth below:

 1. To the best knowledge of the management of STH, the facts relating to the Merger as described in the Agreement and Plan of Merger, and described in the Proxy Statement/ Prospectus included in the Registration Statement on Form S-4, filed with the Securities and Exchange Commission and delivered or to be delivered to the STH shareholders, are true, correct and complete in all material respects.

 2. The Merger will be consummated in compliance with the material terms of the Agreement and Plan of Merger. None of the material terms and conditions of the Agreement and Plan of Merger have been waived or modified, and STH has no plan or intention to waive or modify any such material term or condition.

 3. In exchange for each of their shares of STH common stock, the shareholders of STH will be entitled to receive 1.30 shares of HHTI common stock. The ratio for the exchange of shares of HHTI common stock for STH common stock in the Merger was negotiated through arm's length bargaining. Accordingly, the fair market value of the HHTI common stock to be received by the STH shareholders in the Merger will be approximately equal to the fair market value of the STH common stock surrendered by such shareholders in exchange for such HHTI common stock.

 4. At the date of the Merger, the shareholders of STH will receive a proprietary interest in HHTI of fifty percent (50%) or more of the value of all of the formerly outstanding stock of STH as of the same date. Shares of STH stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of HHTI stock will be treated as outstanding STH stock on the date of the Merger. For purposes of this representation, the following two types of transactions will be disregarded: (i) a mere disposition of STH common stock prior to the Merger, by the shareholders of STH, to persons not related to STH or to persons not related to HHTI, and (ii) a mere disposition of HHTI common stock received in the Merger, by the shareholders of STH, to persons not related to HHTI, subsequent to the Merger. Two corporations are related under the representations of this Certificate, if either (1) the two corporations are part of a chain of corporations connected through stock ownership with a common parent corporation if the common parent corporation owns at least eighty percent (80%) of the total value and voting power of the stock of at least one other corporation in the chain and a similar stock ownership pattern is held with respect to the stock of each other corporation in the chain by one or more other corporations in the chain, or (2) a purchase of stock of one corporation by another corporation would be treated as a distribution in redemption of the stock of the first corporation.

 5. To the best of the knowledge of STH's management, neither HHTI nor any party related to HHTI has any plan or intention to acquire any STH stock or HHTI stock, received by the STH shareholders in exchange for their STH stock in the Merger, with consideration other than stock in HHTI.

 6. To the best of the knowledge of STH's management, HHTI has no plan or intention to redeem the shares of HHTI stock received by the STH shareholders in the Merger, subsequent to the Merger.

 7. No party related to STH has any plan or intention to acquire stock of STH, prior to and in connection with the Merger, with consideration other than stock of either STH or HHTI.

 8. Prior to the Merger, STH has no plan or intention to redeem STH stock or to make an extraordinary distribution (based on the facts and circumstances) with respect to such stock, in excess of fifty percent (50%) of the value of all of the STH shares outstanding at the date of the Merger.

 9. Each shareholder of STH shall be entitled to receive only cash for any fractional shares of HHTI common stock that such shareholder is otherwise entitled to receive in exchange for STH common stock.

10. The management of STH is not aware of any plan or intention of STH shareholders to take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Code Section 368(a) of the Internal Revenue Code.

11. With respect to the liabilities of STH, (i) the liabilities of STH assumed by HHTI and the liabilities to which the transferred assets of STH are subject were incurred by STH in the ordinary course of its business, except with respect to the liability to fund the Pre-Merger Dividend, (ii) at the time of the Merger, the fair market value of the assets of STH will exceed the sum of its liabilities (including any liabilities to which its assets are subject), and (iii) there is no intercorporate indebtedness existing between STH and HHTI that was issued, acquired, or will be settled at a discount.

12. STH has not filed, and holds no assets subject to, a consent pursuant to Code Section 341(f) of the Internal Revenue Code and the Treasury Regulations thereunder.

13. STH is not a party to, and holds no assets subject to, a "safe harbor lease" under former Code Section 168(f)(8) of the Internal Revenue Code and Treasury Regulations thereunder.

14.   Neither STH nor any subsidiary of STH has or holds any asset subject to
      (i) any deferred "intercompany gain" within the meaning of Treasury Regulation 1.1502-13(b) or (ii) an

      "excess loss account" within the meaning of Treasury Regulation 1.1502-19(a) with respect to any stock.

15. Following the Merger, to the best of the knowledge of STH's management, HHTI will continue the historic business of STH or use a significant portion of STH's historic business assets in a business.

16. To the best of the knowledge of STH's management, HHTI has no plan or intention to sell or dispose of the assets of STH, following the Merger, except under the following circumstances: (i) to one or more corporations controlled by HHTI (and successively to corporations controlled by each successive transferor), (ii) to a partnership in which HHTI has a partnership interest of at least 33 1/3%, or (iii) in the ordinary course of HHTI's business. For purposes of this representation, control means that each transferor corporation owns at least eighty percent (80%) of the voting power and eighty percent (80%) of each other class of stock in each transferee.

17. To the best of the knowledge of STH's management, the HHTI common stock issued to the shareholders of STH will be issued at closing in accordance with the Agreement and Plan of Merger and Form S-4, Registration Statement Under the Securities Act of 1933.

18. STH and HHTI will pay their respective expenses incurred in connection with the Merger, including, but not limited to the costs and expenses with respect to the negotiation of the Merger, preparation and execution of the Agreement and Plan of Merger, and all other agreements in connection therewith and consummation thereunder, except that HHTI will bear the costs associated with the filing, printing and distribution of the Proxy Statements and the Registration Statement. Neither STH or HHTI will pay any of the expenses of the STH shareholders incurred in connection with the Merger.

19. STH is not an "investment company," which means a regulated investment company, a real estate investment trust, or a corporation, fifty percent (50%) or more of the value of whose total assets are stock and securities, and eighty percent (80%) or more of the value of whose total assets are assets held for investment. For purposes of these fifty percent (50%) and eighty percent (80%) determinations, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets and the following assets shall be excluded from consideration: cash and cash items (including receivables), government securities and any assets acquired for the purpose of avoiding this definition of investment company or for the purpose of meeting the following test: a corporation with not more than twenty-five percent (25%) of the total assets invested in the stock and securities of any one issuer and not more than fifty percent (50%) of the value of its total assets invested in the stock of five (5) or fewer issuers.

20. STH is not under the jurisdiction of a court in a Title XI (bankruptcy) case or a receivership, foreclosure or similar proceeding in a federal or state court.

21. None of the compensation received by any shareholder-employee of STH pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his or her shares of STH common stock. None of the shares of common stock of HHTI received by any shareholder-employee of STH pursuant to the Merger are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any shareholder-employee of STH pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

      STH will promptly and timely notify you if it discovers that any aspect of the above representations ceases to be true, accurate or complete. STH understands that you have not undertaken to independently verify the facts providing the basis of this letter nor have you been asked to do so.

      This letter is being furnished to you solely for your benefit and for use in rendering your opinions and is not to be used, circulated, quoted or otherwise referred to for any other purpose (other than inclusion in your opinions) without the express written consent of STH.

      In Witness hereof, the undersigned officer of STH has signed this Certificate this ______ day of _____________________, 1999.





                              ----------------------------------
                              Troy Beatty
                              Senior Vice President and Chief Financial Officer